SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☒	Definitive proxy statement
		☐	Confidential, For Use of the Commission Only
☐	Definitive additional materials		(as permitted by 14a-6(e)(2))
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

LANTRONIX, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
☒		No fee required
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

LANTRONIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 15, 2005
9:00 A.M. PACIFIC TIME

Dear Stockholder:

We will hold our 2005 Annual Meeting of Stockholders at our headquarters at 15353 Barranca Parkway, Irvine, California 92618, on Tuesday, November 15, 2005, at 9:00 a.m. local time for the following purposes:

1.	To elect four directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting.

Any action on the items described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

The foregoing business items are more fully described in the following pages, which are made part of this Notice. Stockholders of record at the close of business on Tuesday, September 20, 2005, may attend and vote at the Annual Meeting. Whether or not you plan to attend the meeting, you are urged to vote your shares by completing, signing, dating and returning the accompanying proxy card or voting instruction card in the pre-addressed return envelope provided. Please see the accompanying instructions for more details on voting. Returning your proxy card or voting instruction card promptly will assist us in reducing the expenses of additional proxy solicitation. Submitting your proxy card or voting instruction card does not affect your right to vote in person should you decide to attend the Annual Meeting (and, if you are not a stockholder of record, you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting).

H.K. Desai
Chairman
Board of Directors

Irvine, California
October 17, 2005

IMPORTANT: Whether or not you plan to attend the Annual Meeting, you are requested to promptly complete, sign, date and return the enclosed Proxy Card in the envelope provided.

LANTRONIX, INC.
Corporate Headquarters
15353 Barranca Parkway
Irvine, California 92618
(949) 453-3990
www.lantronix.com

_____________________

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
_____________________

Our Board of Directors solicits your Proxy Card (the “Proxy”) on behalf of Lantronix, Inc. for use at our 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 15, 2005, at 9:00 a.m. local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our corporate offices located at 15353 Barranca Parkway, Irvine, California 92618.

These proxy solicitation materials, which include the Proxy Statement, Proxy, and Form 10-K, were first mailed on or about October 17, 2005, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Stockholders of record at the close of business on September 20, 2005 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of common stock outstanding on the Record Date is required for a quorum. As of the close of business on the Record Date, 58,925,433 shares of our common stock were outstanding and were the only class of voting securities outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

Street Name Holdings

Most stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. If you do hold shares directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered the stockholder of record with respect to those shares and we are sending these proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. We have enclosed a Proxy for you to use. If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of these shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also entitled to attend the Annual Meeting; however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Revocability of Proxies

       Any stockholder has the power to revoke his or her Proxy or voting instructions at any time before the Annual Meeting. If you are a stockholder of record, you may revoke your Proxy by submitting a written notice of revocation to our Secretary at our corporate offices, by submitting a duly executed written Proxy bearing a later date to change your vote, or by providing new voting instructions to your broker, trustee or nominee. A Proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the Proxy in person at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Our Voting Recommendations

The Board of Directors recommends that you vote:

•	“FOR” the nominees named herein to serve as directors until the 2006 Annual Meeting of Stockholders; and

•	“FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2006.

Voting and Solicitation

Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

By signing and returning the Proxy or voting instruction card according to the enclosed instructions, you are enabling Marc Nussbaum, our Chief Executive Officer, and James Kerrigan, our Chief Financial Officer and Secretary, who are named on the Proxy as “proxy holders,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the Proxy even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Each valid Proxy will be voted: (i) “FOR” the election of each of the nominees for director named herein; and (ii) “FOR”the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2006, except that if a stockholder has submitted a Proxy or voting instruction card with different voting instructions, the shares will be voted according to the stockholder’s direction. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named on the Proxy will have discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

We will pay the costs of soliciting proxies from stockholders, including the preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others with instructions to forward these materials to the beneficial owners of common stock. We may reimburse brokerage firms and other such persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Householding

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of these proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, Attention: Investor Relations, or visit our website at www.lantronix.com. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Quorum; Abstentions; Broker Non-Votes

       The holders of a majority of the shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a properly executed Proxy or voting instruction card, even if you abstain from voting, your shares will be counted for purposes of determining the presence or absence of a quorum. If a broker, trustee or other nominee indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

       For purposes of Proposal 1, the four (4) nominees receiving the greatest number of valid votes will be elected. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors. Proposal 2 requires the affirmative approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. For these purposes, abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, so abstaining has the same effect as a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a Proxy voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. All of the proposals discussed in these proxy solicitation materials are considered routine matters. A “broker non-vote” occurs when a broker expressly instructs on a Proxy that it is not voting on a matter, whether routine or non-routine.

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for board membership that our Board of Directors, management or stockholders suggest. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to our Board of Directors from stockholders. The Corporate Governance and Nominating Committee will consider persons recommended by our stockholders in the same manner as nominees recommended by our Board of Directors, individual board members or management. The Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the composition of the board as a whole and in such other areas as a nominee’s qualification as independence, diversity, skills, age and experience in such areas as operations, finance, marketing and sales.

In addition, a stockholder may nominate a person directly for election to our Board of Directors at an annual meeting of our stockholders, provided the person meets the requirements set forth in our bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting, is described below in the section entitled “Stockholder Proposals for 2006.”

Stockholder Communications with Our Board Directors

You may communicate with any director, the entire Board of Directors, or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to our Secretary at Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618. Unless the letter is marked “confidential,” our Secretary will review the letter, categorize it, and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Certain Financial Information and Certifications

Our financial statements and related information, as well as the required certifications required by the Sarbanes-Oxley Act of 2002, are set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2005, and are incorporated herein by this reference. A copy of the Annual Report on Form 10-K is enclosed with this Proxy Statement.

Where You Can Find More Information

We have from time-to-time received calls from stockholders inquiring about the available means of communication with us. We thought that it would be helpful to describe these arrangements which are available for your use.

If you would like to receive information about us, you may use one of these convenient methods:

      1.       For information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q, please call our Investor Relations Department at (949) 453-3990.

     2.       Our main Internet address is www.lantronix.com. There you will find product, marketing and financial data, and an on-line version of this Proxy Statement, our Annual Report on Form 10-K, and other filings with the SEC.

If you would like to write to us, please send your correspondence to the following address:

Lantronix, Inc..
Attention: Investor Relations
15353 Barranca Parkway
Irvine, CA 92618

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Mellon Investor Services LLC at (800) 522-6645. You may also visit their web site at www.melloninvestor.com for step-by-step transfer instructions.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently composed of four members. As a result of a change in our Certificate of Incorporation approved by our stockholders in 2004, the terms of all four directors will expire at the 2005 Annual Meeting of Stockholders. The four incumbent directors, H. K. Desai, Thomas W. Burton, Kathryn Braun Lewis and Howard T. Slayen, are nominated for reelection. There are no family relationships among any directors or executive officers, including the nominees.

If elected at the Annual Meeting, each nominee will serve until the 2006 annual meeting and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the nominees. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that the nominees will be unable or will decline to serve as directors. The Board of Directors recommends a vote “FOR” the election of the nominees.

The names of the members of our Board of Directors, their ages as of September 20, 2005, and certain other information about them are set forth below.

Name	Age	Position
H. K. Desai	59	Chairman of the Board of Directors
Thomas W. Burton	59	Director
Kathryn Braun Lewis	54	Director
Howard T. Slayen	58	Director

H. K. Desai was elected Chairman of the Board of Directors on May 29, 2002. He has served as a member of our Board of Directors since October 2000. Mr. Desai is currently the Chief Executive Officer of QLogic Corporation, a company that provides end-to-end connectivity for storage area networks. From 1995 to 1996, Mr. Desai was the President and Chief Technical Officer of QLogic. From 2000 to 2003, Mr. Desai served on the board of Microsemi Corporation, a supplier of analog integrated circuits and power and signal discrete semiconductors.

Thomas W. Burton has been a member of our Board of Directors since our inception in 1989. Mr. Burton is an attorney and has operated his own law office, Thomas W. Burton, PLC since June 1999. From January 1994 to June 1999, Mr. Burton served with the law firm of Cummins & White, LLP.

Kathryn Braun Lewis was elected to the Board of Directors in October 2002. She currently serves on the Board of Directors of Share Our Selves and THINK Together, both Orange County charities. She has also served as a director of two other public companies since 1994. Ms. Lewis retired from Western Digital in 1998. During her 18 year tenure at Western Digital, she was promoted from various management and executive positions to President and Chief Operating Officer of the Personal Storage Division (PSD) and was responsible for the worldwide operations including research and development, manufacturing, and marketing of the world’s second largest supplier of hard drives for personal computers.
Howard T. Slayen was elected to the Board of Directors in August  2000. From June 2001 to present, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From September 1999 to May 2001, Mr. Slayen was Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications business. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as Corporate Finance Partner.

Board Meetings and Committees

Our Board of Directors consists of four directors, all of whom the Board has determined are independent under the requirements of The NASDAQ Stock Market listing standards. The Board of Directors held a total of seven meetings during the 2005 fiscal year, and during the year it regularly met without the presence of management, but in any event at least twice a year. During the year certain matters were approved by the Board of Directors, or a Committee of the Board of Directors, by unanimous written consent. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, and, as all of the directors are independent under the requirements of The NASDAQ Stock Market listing standards, each member of each committee also meets such requirements. Each Committee has a written charter approved by the Board of Directors.

Name of Committee and Members	Functions of the Committee	Number of Meetings in the Fiscal Year Ending June 30, 2005
AUDIT COMMITTEE Howard Slayen, Chairperson Thomas Burton Kathryn Braun Lewis	• selects independent registered public accountants • reviews scope and results of year-end audit with management and independent registered public accountants • reviews our accounting principals and system of internal accounting controls • determines investment policy and oversees its implementation	6
COMPENSATION COMMITTEE Thomas Burton, Chairperson H.K. Desai Kathryn Braun Lewis Howard Slayen	• reviews and approves salaries, bonuses, and other benefits payable to our executive officers • oversees our equity incentive plans • reviews and recommends general policies relating to compensation and benefits	5
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Kathryn Braun Lewis, Chairperson Thomas Burton H.K. Desai Howard Slayen	• oversees Chief Executive Officer and senior management • ensures directors take a proactive, focused approach to their positions • sets the highest standards of responsibility and ethics • recommends nomination of board members • assists with succession planning for executive management positions • oversees and evaluates board evaluation process • evaluates composition, organization and governance of board and its committees	2

Each director attended 75% or more of the total number of meetings of the Board and the meetings of the committees of the Board on which he or she served during the 2005 fiscal year.

Primary Functions of the Board of Directors

The Board of Directors oversees the conduct of our business by management and reviews our financial objectives, major corporate plans, strategies, actions and major capital expenditures. Our directors are expected to promote the best interests of our stockholders in terms of corporate governance, fiduciary responsibilities, compliance with laws and regulations, and maintenance of accounting and financial controls. Our directors participate in the selection, evaluation and, where appropriate, replacement of our chief executive officer. Directors also provide input to our chief executive officer for the evaluation and recruitment of our principal senior executives.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of its internal audit function and the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. Each member of the Audit Committee meets the NASDAQ requirements as to independence and financial knowledge. The Board has determined that Mr. Howard Slayen, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission.  The report of the Audit Committee is included herein on page 19. The Audit Committee’s charter is available on our website at www.lantronix.com.

Compensation Committee

The Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation and administers our stock option plans, including reviewing and granting stock options to our executive officers. The Compensation Committee also reviews and determines various other compensation policies and matters. The report of the Compensation Committee is included herein on page 17. The Compensation Committee’s Charter is available on our website at www.lantronix.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The Chair of the Corporate Governance and Nominating Committee also receives communications directed to non-management directors.  The Corporate Governance and Nominating Committee’s Charter is available on our website at www.lantronix.com.

Code of Ethics and Complaint Procedures

We have adopted a Code of Conduct and Business Ethics Policy (the “Code of Ethics”) that applies to all of our directors, officers, and employees. The Code of Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards we expect. The Code of Ethics is available on our website at www.lantronix.com. Stockholders may also obtain copies at no cost by writing to our Secretary.

Concerns relating to accounting, internal controls or auditing matters are brought to the attention of a member of our senior management or the Audit Committee, as appropriate, and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Compensation

Each director receives $24,000 cash compensation annually for his or her services as a director. The Chairman of the Board receives an additional $11,000, for a total of $35,000. The Chairman of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee each receive an additional $2,000 for a total of $26,000. The Chairman of the Audit Committee receives an additional $9,000, for a total of $33,000. The annual retainers are based on four in-person meetings per year, one per quarter. Directors also receive $1,000 for each additional full-day in-person meeting in excess of 1 meeting per quarter or $500 for a meeting that lasts less than four hours.

Members of the Board of Directors who are not employees of ours, or any parent or subsidiary of ours (“Non-Employee Directors”), are eligible to participate in our 2000 Stock Plan. Under the 2000 Stock Plan, Non-Employee Directors receive annual, automatic, non-discretionary grants of nonstatutory stock options. Each Non-Employee Director automatically receives an option to purchase 25,000 shares of our common stock on the date he or she first becomes a Non-Employee Director. Thereafter, each Non-Employee Director automatically receives an option to purchase 25,000 shares of our common stock following each annual meeting of our stockholders if, immediately after such meeting, he or she will continue to serve on the Board and has served on the Board for at least the preceding 6 months. The exercise price for these options is 100% of the fair market value of the Shares on the date of grant. These options have a term of ten years; provided, however, that they will terminate earlier depending on different circumstances. Twelve months after the date of grant, 50% of these options vest. The balance of 50% vests 1/24 per month each month thereafter, until vested in full; provided, however, the optionee continues to serve on the Board on such dates. In addition, all directors are eligible to receive additional discretionary grants of nonstatutory stock options under the 2000 Stock Plan.

Except as described above, directors do not receive any other compensation for their services as our directors or as members of committees of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES SET FORTH ABOVE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 20, 2005, by: (i) each person known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) by each current director; (iii) by each of our named executive officers; and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the address for each person is 15353 Barranca Parkway, Irvine, California 92618. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of September 20, 2005, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 58,925,433 shares of common stock outstanding as of September 20, 2005.

	Beneficial Ownership
	Number of	Percentage
Beneficial Owner Name	Shares	Ownership
Bernard Bruscha, Waldhoernlestr. 18, 72072 Tuebingen, Germany	20,303,220	34.5%
Empire Capital Management, LLC, 1 Gorham Island, Westport, CT 06880 (1)	7,621,000	12.9%
Heartland Advisors, Inc./William J. Nasgovitz, 789 N Water St. Milwaukee, WI 53202 (2)	5,599,500	9.5%

Thomas W. Burton, Director (3)	180,729	*
Howard T Slayen. Director (4)	180,729	*
H.K. Desai, Director (5)	105,729	*
Kathryn Braun Lewis, Director (6)	82,729	*
Marc Nussbaum, Chief Executive Officer and President (7)	802,756	1.4%
James Kerrigan, Chief Financial Officer and Secretary (8)	511,820	*
David Schafer, Senior Vice President, Sales (9)	178,209	*
John Warwick, Senior Vice President, Operations (10)	140,546	*
Robert Cross, Senior Vice President, Research & Development (11)	111,530	*
All executive officers and directors as a group (9 persons) (12)	2,294,777	3.9%

Outstanding shares as of September 20, 2005	58,925,433

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Based upon information contained in a report on Form 4 that Empire Capital Management, LLC filed with the Securities and Exchange Commission on September 1, 2005.
(2)	Based upon information contained in a report on Schedule 13G/A that Heartland Advisors, Inc. filed with the Securities Exchange Commission on January 19, 2005.
(3)	Shares beneficially owned by Mr. Burton include 80,729 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(4)	Shares beneficially owned by Mr. Slayen include 105,729 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.

(5)	All shares beneficially owned by Mr. Desai are shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(6)	Shares beneficially owned by Ms. Lewis include 80,729 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(7)	Shares beneficially owned by Mr. Nussbaum include 342,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(8)	Shares beneficially owned by Mr. Kerrigan include 167,431 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(9)	Shares beneficially owned by Mr. Shafer include 141,271 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(10)	Shares beneficially owned by Mr. Warwick include 128,750 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(11)	Shares beneficially owned by Mr. Cross include 96,333 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 20, 2005.
(12)	Includes an aggregate of 1,249,201 shares issuable upon exercise of stock options within 60 calendar days of September 20, 2005.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table

The following table sets forth information regarding compensation earned during the last three fiscal years for our Chief Executive Officer and President and the four other most highly compensated executive officers and employees (the “Named Executive Officers”) during the 2005 fiscal year. All option grants during the fiscal year were made under our 2000 Stock Plan.

				Other Annual	Securities	All Other
	Fiscal			Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus	(1)	Options (2)	(3)
Marc Nussbaum (4)	2005	290,000	-	9,000	120,000	5,580
Chief Executive Officer and	2004	290,000	-	9,000	180,000	5,175
President	2003	308,962	-	9,519	300,000	4,140

James Kerrigan (5)	2005	200,000	-	8,450	70,000	-
Chief Financial Officer	2004	200,000	-	8,450	90,000	-
and Secretary	2003	200,000	-	9,588	175,000	-

David Schafer (6)	2005	250,000	-	8,450	60,000	4,473
Senior Vice President	2004	250,000	-	8,175	47,000	5,216
Sales	2003	190,385	-	5,940	150,000	3,867

John Warwick (7)	2005	225,000	-	8,450	50,000	4,669
Senior Vice President	2004	225,000	-	8,450	60,000	5,069
Operations	2003	86,539	20,000	3,250	150,000	-

Robert Cross (8)	2005	200,000	-	-	80,000	3,485
Senior Vice President	2004	194,615	-	-	48,000	5,977
Research & Development	2003	61,538	-	-	110,000	-

(1)
Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2)	All figures in this column reflect options to purchase common stock.
(3)	Represents amounts paid by us as a matching contribution to each employee’s 401(k) account.
(4)
Marc Nussbaum started with Lantronix on May 30, 2002 and received no compensation as of the fiscal year ended June 30, 2002. Consequently, his compensation for the fiscal year ended June 30, 2003 includes payment for services rendered in fiscal year ended June 30, 2002.

(5)	James Kerrigan’s annual salary was increased to $225,000 in May 2005 and will be reflected in fiscal year 2006.
(6)	David Schafer started with Lantronix on September 18, 2002 and thus compensation for fiscal year ended June 30, 2003 is only for a partial year.
(7)	John Warwick started with Lantronix on January 31, 2003 and thus compensation for fiscal year ended June 30, 2003 is only for a partial year.
(8)	Robert Cross started with Lantronix on March 3, 2003 and thus compensation for fiscal year ended June 30, 2003 is only for a partial year.

Executive Officers

Set forth below is certain information regarding our current executive officers. Officers are appointed by and serve at the discretion of the Board of Directors.

Marc H. Nussbaum, 49, has served as our President and Chief Executive Officer since May 2002 (on an interim basis until February 2003). From April 2000 to March 2002, Mr. Nussbaum served as Senior Vice President and Chief Technical Officer for MTI Technology Corporation, a developer of enterprise storage solutions. From April 1981 to November 1998, Mr. Nussbaum served in various positions at Western Digital Corporation, a manufacturer of PC components, communication controllers, storage controllers and hard drives. Mr. Nussbaum led business development, strategic planning and product development activities, serving as Western Digital’s Senior Vice President, Chief Technical Officer from 1995 to 1998 and Vice President, Storage Technology and Product Development from 1988 through 1995. Mr. Nussbaum holds BA in physics from the State University of New York.

James W. Kerrigan, 69, has served as our Chief Financial Officer since May 2002 (on an interim basis until February 2003). From March 2000 to October 2000, he was Chief Financial Officer of Motiva, a privately-owned company that developed, marketed and sold collaboration software systems. From January 1998 to February 1999, he was Chief Financial Officer of Who?Vision Systems, Inc., an incubator company that developed biometric fingerprint devices and software. Previously, Mr. Kerrigan has served as Chief Financial Officer for several other larger, public companies. He holds an engineering and MBA degree from Northwestern University.

Employment Agreements

All of our executive officers are employed at will and do not have employment agreements. Our executive officers are eligible for other employee benefits, such as medical, dental, life and disability insurance and participation in incentive programs and our 401(k) plan.

Option Grants in Last Fiscal Year
The following table shows all grants of stock options to the executive officers and highly compensated employees listed in the Summary Compensation Table during the 2005 fiscal year. No stock appreciation rights were granted during the 2005 fiscal year. These grants are options to purchase our common stock.

					Potential Realizable Value at
	Number of	Percent of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Apreciation for
	Underlying	Granted to	Exercise or		10 Year Option Term (3)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year (1)	(2)	Date	5%	10%
Marc Nussbaum	120,000	9.8%	$ 1.14	1/4/2015	$ 86,142	$ 218,362
James Kerrigan	70,000	5.7%	$ 1.14	1/4/2015	$ 50,249	$ 127,378
David Schafer	60,000	4.9%	$ 1.14	1/4/2015	$ 43,071	$ 109,181
John Warwick	50,000	4.1%	$ 1.14	1/4/2015	$ 35,892	$ 90,984
Robert Cross	80,000	6.5%	$ 1.14	1/4/2015	$ 57,428	$ 145,575

(1)
Options to purchase an aggregate of 1,225,690 shares of our common stock were granted by us in the 2005 fiscal year to our employees, directors and consultants, including the Named Executive Officers listed in the Summary Compensation Table.

(2)
Options were granted at an exercise price equal to the fair market value on the date of grant as determined pursuant to the closing price of our common stock on the NASDAQ National Market on the trading day immediately preceding the date of grant.

(3)
The potential realizable value is calculated based on the term of the ten-year option and assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates comply with the rules of the SEC and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

    The following table provides information concerning option exercises during the 2005 fiscal year and the exercisable and unexercisable options held as of June 30, 2005, by the Named Executive Officers listed in the Summary Compensation Table:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Aquired	Value	Options at 6/30/05		at 6/30/05 (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Marc Nussbaum	-	-	292,500	307,500	$ 185,625	$ 86,775
James Kerrigan	-	-	140,695	160,972	$ 70,257	$ 35,893
David Schafer	-	-	120,750	136,250	$ 85,444	$ 50,106
John Warwick	-	-	110,000	150,000	$ 44,875	$ 41,625
Robert Cross	-	-	79,875	158,125	$ 34,313	$ 41,088

(1)
This number is calculated by subtracting the option price from the closing price of common stock as reported by the NASDAQ number of exercisable and unexercisable options. The amounts in this column may not represent amounts actually realized by the Named Executive Officers listed in the Summary Compensation Table.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of June 30, 2005:

	to be Issued Upon		Exercise Price of	for Future Issuance
	Exercise of		Outstanding	Under Compensation
Plan	Outstanding Options		Options	Plan

Equity compensation plans (1)
approved by security holders	5,084,110	(2)	$ 1.49	4,890,648

Equity compensation plans not approved by security holders	-		$ -	-

Total	5,084,110			4,890,648

(1)	Consists of the 1993 Incentive Stock Option Plan, 1994 Non-statutory Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan.
(2)
Under the 2000 Employee Stock Purchase Plan, each eligible employee may purchase common stock at each semi-annual purchase date (the last business day of February and August each year), but not more than 15% of the participants compensation as defined. The purchase payable per share will be equal to eighty-five percent (85%) of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs and (ii) the closing selling price per share of common stock on the semi-annual purchase date.

The table does not include information with respect to equity compensation plans or option agreements that were assumed by us in connection with our acquisitions of the companies that originally established those plans or agreements. As of June 30, 2005 a total of 104,227 shares of common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of the outstanding options to acquire shares of common stock is $2.87 per share. No additional options may be granted under any of those assumed plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our executive officers, directors and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these filings must be furnished to us. Based solely on our review of these reports and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal year 2005.

Related Party Transactions

One international customer, transtec AG, which is a related party due to common ownership by Bernhard Bruscha, our largest stockholder and former Chairman of our Board of Directors, accounted for approximately 2%, 3% and 4% of our net revenues for the 2005, 2004 and 2003 fiscal years, respectively.

Howard T. Slayen, a member of our Board of Directors also serves as our nominee to the Xanboo Board of Directors. As of June 30, 2005, we held a 14.4% ownership interest in Xanboo, a privately-held company that develops technology that allows users to control, command and view their home or business remotely over the Internet. Marc Nussbaum our Chief Executive Officer also served as a nominee to the Xanboo Board of Directors prior to his resignation from the Xanboo Board in August 2003.

Thomas W. Burton, a director on the Board of Directors and current Chair of the Compensation Committee, currently has a non-recourse promissory note, dated April 16, 2001, with a current aggregate principal amount owed to us of $94,000 and interest payable of $22,000 as of June 30, 2005. The note bears an interest rate of 5.19% per annum, compounded annually. Mr. Burton executed the note for a loan from us for Mr. Burton to pay income tax liabilities he incurred as a result of various exercises of stock options to purchase our common stock.  No impairment has been recorded as it relates to the note receivable from Mr. Burton.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against liabilities that may arise by virtue of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We are currently involved in litigation under which indemnification claims might be made.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify the Audit Committee’s selection of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2006. In January 2005, we notified Ernst & Young LLP of our decision to dismiss Ernst & Young LLP as our independent registered public accountants. The decision was made in order to reduce our audit fees.

The reports of Ernst & Young LLP on our financial statements for the years ended June 30, 2003 and June 30, 2004 did not contain any adverse opinion or disclaimer of opinion, and were not otherwise qualified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years and through January 17, 2005, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

During our two most recent fiscal years and from July 1, 2004 through January 17, 2005, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act; however, we have been advised by Ernst & Young LLP that there were control deficiencies related to our financial statement close process which contributed to the errors in the initial filing of our Annual Report on Form 10-K for the fiscal year ended June 30, 2004, which errors had been corrected by us in Form 10-K/A amendments. These control deficiencies included a lack of secondary review within Lantronix and the failure to incorporate final changes prior to filing. Ernst & Young LLP further advised us that our processes to document contract manufacturer inventory and purchase order transactions contributed to significant errors in reconciling our records. These conditions were determined to be reportable conditions under the standards established by the American Institute of Certified Public Accountants.

Management has reported to the Audit Committee that these matters are not believed to be material weaknesses in our internal controls. Management is addressing these matters by instituting more formal closing procedures and revising the delegation of closing and external reporting activities to provide more thorough review. The processes and accounting for inventory at contract manufacturers is under review with the intent to simplify the processes to facilitate reconciliation of balances and reduce the scope of audit differences.

McGladrey & Pullen, LLP was engaged in January 2005 to serve as our independent registered public accountants for the remainder of the fiscal year ended June 30, 2005. If the stockholders fail to ratify the selection, the Audit Committee will reconsider this selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholder’s best interests.

A representative of McGladrey & Pullen, LLP will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.

Audit and Related Fees

The following table is a summary of the fees billed for professional services performed by Ernst & Young LLP, our independent registered public accountants for the fiscal year ended June 30, 2004 and for the first quarter of the fiscal year ended June 30, 2005, and McGladrey & Pullen, LLP, our independent registered public accountants for the remainder of the fiscal year ended June 30, 2005:

	Fiscal 2005		Fiscal 2004
Fee Category	McGladrey & Pullen, LLP	Ernst & Young LLP	Ernst & Young LLP
Audit fees	490,000	164,000	597,000
Audit-related fees	-	-	10,000
Tax fees	-	133,000	273,000
All other fees	-	-	-
Total fees	490,000	297,000	880,000

     Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for audits required by statute in certain locations outside the U.S. where we have operations and accounting consultations.

Tax Fees. Consists of fees billed for professional services including tax advice and tax planning and assistance regarding federal, state and international tax compliance and related services. Tax fees include approximately $65,000 for international tax compliance and tax advice provided by Ernst & Young LLP subsequent to our decision to dismiss them as our independent registered public accountants.

All Other Fees. There were no fees for this category during the fiscal year ending June 30, 2005.

Before selecting McGladrey & Pullen, LLP, the Audit Committee carefully considered McGladrey & Pullen, LLP’s qualifications as independent registered public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review included inquiry concerning any litigation involving McGladrey & Pullen, LLP and any proceeding by the SEC against the firm. In this respect, the Audit Committee concluded that the ability of McGladrey & Pullen, LLP to perform services for Lantronix is in no way adversely affected by such litigation or investigation. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee pre-approves all audit and non-audit services provided by McGladrey & Pullen, LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services provided by McGladrey & Pullen, LLP described under “Audit-Related Fees,”“Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee of our Board of Directors has determined that the provision of services by McGladrey & Pullen, LLP other than for audit related services is compatible with maintaining the independence of McGladrey & Pullen, LLP as our independent registered public accountants.

Required Vote; Recommendation of the Board of Directors

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote “against” this proposal, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2006

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee administers the Lantronix executive compensation program. The Compensation Committee, which is composed of independent directors under the requirements set forth in The NASDAQ Stock Market listing standards, is responsible for approving and reporting to the Board on all elements of compensation for Lantronix executive officers. The Compensation Committee has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

As part of its duties, the Compensation Committee reviews compensation levels of the executive officers to confirm that compensation is in line with performance and industry practices. The goal of the Compensation Committee is to ensure the Lantronix compensation practices are sufficient to: (i) enable it to attract, retain and motivate the most qualified talent who contribute to its long-term success; (ii) align compensation with business objectives and performance; and (iii) align incentives for executive officers with the interest of stockholders in maximizing stockholder value. Lantronix emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. Lantronix reviews its compensation practices, as needed, by comparing them to surveys of relevant competitors and set objective compensation parameters based on this review. Compensation policies also reflect the competition for executive talent and the unique challenges and opportunities facing Lantronix in the networking device markets.

The Lantronix compensation program for all employees includes both cash and equity-based elements. Because it is directly linked to the interest of stockholders, equity-based compensation is emphasized in the design of the Lantronix compensation programs. Consistent with competitive practices, Lantronix utilizes a cash bonus plan based on achievement of financial performance objectives.

Cash Compensation

Salary. Lantronix sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including companies similar in size and businesses that compete with Lantronix in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set based on experience, performance and contribution to Lantronix results, as well as its financial performance.

Cash Bonuses. Selected employees and executive officers are eligible to participate in the Lantronix cash bonus plan, with executive employee bonuses determined by the Compensation Committee of the Board of Directors. This plan provides cash awards for meeting certain performance goals, based on a matrix in which 100% or more of target may be achieved only if the Lantronix results meet certain specified targets. Individual bonus amounts are determined by Lantronix performance and the employee’s direct responsibilities and their impact on the Lantronix results. The corporate financial goals are based on the approved operating plan and any periodic updates thereto.

Equity-Based Compensation

Initial or “new-hire” options are granted to executive officers when they first join Lantronix. In addition, restricted stock may be sold to certain executive officers when they first join Lantronix. Thereafter, options may be granted and restricted stock may be sold to each executive officer annually and from time to time based on performance. To enhance retention, options granted and restricted stock sold to executive officers are subject to vesting restrictions that generally lapse over four years. The amount of actual options granted depends on the individual’s level of responsibility and a review of stock option grants of positions at a broad peer group.

Compensation of the Chief Executive Officer

In May 2002, Lantronix hired Marc Nussbaum to serve as Interim Chief Executive Officer. In February 2003, it eliminated the interim designation, and since then Mr. Nussbaum has served as Chief Executive Officer. When setting Mr. Nussbaum’s compensation, the Committee does so without his attendance. His salary, bonus and equity grants follow the policies set forth above. In determining Mr. Nussbaum’s compensation package, the Committee considers compensation practices at other high tech companies with which Lantronix competes for talent. The Committee uses other industries for comparable measures, which have some of the same marketing, sales, research and development and operations challenges.

The annual base salary for Mr. Nussbaum for the 2005 fiscal year was $290,000, with a monthly automobile allowance of $750.  For the 2005 fiscal year, Mr. Nussbaum did not receive any bonus because Lantronix did not meet its corporate financial goals based on the approved operating plan, including any periodic updates thereto, for the fiscal year.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limit of $1 million on the deductibility of compensation payable in any tax year to each of the Chief Executive Officer and the four most highly compensated other executive officers, unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder. We have not paid, and do not foresee authorizing in fiscal 2006, any compensation that would be non-deductible under Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Lantronix success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Submitted by:

Compensation Committee
Thomas W. Burton, Chair
H.K. Desai
Howard T. Slayen
Kathryn Braun Lewis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

The members of the Compensation Committee are set forth in the preceding section. No member of the Compensation Committee was an officer or employee of ours at any time during the 2005 fiscal year or at any other time. During the 2005 fiscal year no current executive officer of ours served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for the general oversight of our financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and our Code of Business Conduct and Ethics. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees the Lantronix financial reporting process on behalf of the Board of Directors. Our management has primary responsibility for preparing our financial statements and our financial reporting process, including the Lantronix system of internal controls. Our independent accountants, McGladrey & Pullen, LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of Lantronix internal controls and the overall quality of Lantronix financial reporting.

For the fiscal year ended June 30, 2005, the Committee met in person six times and met via telephone conference calls an additional four times. The members of the Audit Committee took the following actions in fulfilling its oversight responsibilities:

(i)
reviewed and discussed the annual audited financial statements and the quarterly results of operation with management, including a discussion of the quality and the acceptability of Lantronix financial reporting and controls as well as the clarity of disclosures in the financial statements;

(ii)
discussed with the respective independent registered public accountants their review of the Lantronix quarterly financial statements for the quarters ended September 30, 2004 (Ernst & Young LLP), and December 31, 2004 and March 31, 2005 (McGladrey & Pullen, LLP);

(iii)	discussed with the independent registered public accountants the matters required to be discussed by Statement SAS 61 (Codification on Statements on Auditing Standard, AU §380);
(iv)
received from the independent registered public accountants written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with the independent registered public accountants their independence; and

(v)
based on the above, recommended to the Board of Directors that the audited financials be included in the Lantronix Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the SEC.

In addition, the Audit Committee considered the ongoing relationship, and related matters of fee and service levels, with our prior independent registered public accountants. In January 2005, after interviewing several firms, the Audit Committee made a recommendation to the Board of Directors to replace Ernst & Young LLP with McGladrey & Pullen, LLP as our independent registered public accountants, commencing with the review of our Form 10-Q for the quarter ended December 31, 2005.

Following the termination of our Chief Financial Officer on May 3, 2002, the Audit Committee engaged counsel and independent accountants to conduct a special investigation of certain matters. During the year ended June 30, 2005, one or more members of the Audit Committee continued to be engaged in supervision of and discussions with outside legal counsel regarding the ongoing SEC investigation related to the Lantronix restatement of prior earnings.

For the fiscal year ended June 30, 2005, the Audit Committee has consisted of Thomas W. Burton, Howard T. Slayen and Kathryn Braun Lewis. Each of the directors who serves on the Audit Committee is “independent” within the meaning of the rules of the NASDAQ Stock Market and meets the financial literacy and expertise requirements of the NASDAQ Stock Market and regulations promulgated by the SEC.

Submitted by:

Audit Committee
        Howard T. Slayen, Chair
Thomas W. Burton
Kathryn Braun Lewis

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return to stockholders on our common stock with the cumulative total return on the NASDAQ Stock Market Index-U.S. (“NASDAQ US Index”) and the Research Data Group (“RDG”) Technology Composite for the period commencing on August 4, 2000, the date of the initial public offering of our common stock, and ended on June 30, 2005. The following graph assumes the investment of $100 in our common stock and in the two other indices, and reinvestment of all dividends.

The comparisons shown in the graph below are based upon historical data. We caution that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of our common stock.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings made by us under those statutes, the stock performance graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any of our future filings.

OTHER MATTERS
Stockholder Proposals for 2006

Requirements for Stockholder Proposals to be Considered for Inclusion in our 2006 Proxy Materials. Stockholders may submit proposals appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 under the Exchange Act. For such proposal to be included in our proxy materials relating to the 2006 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than June 20, 2006. Such proposals should be delivered to the attention of our Secretary at Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, and we encourage you to send a copy via e-mail to CorporateSecretary@lantronix.com. The submission of a stockholder proposal does not guarantee that it will be included in our 2006 Proxy Statement.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.  Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary not less than 60 nor more than 120 days prior to the date of the 2006 Annual Meeting. Note, however, that if we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2006 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For example, if we provide notice on September 18, 2006, for our 2006 Annual Meeting on November 17, 2006, any such proposal or nomination will be considered untimely if submitted to us after September 28, 2006. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. We will not entertain any proposals or nominations at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary via e-mail at CorporateSecretary@lantronix.com, or by mail to Jim Kerrigan, Lantronix, Inc., 15353 Barranca Parkway, Irvine, CA 92618. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or nomination.

The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California
October 17, 2005